UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2007

Commission File Number: 0-23363

AMERICAN DENTAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	04-3297858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, Massachusetts 01880

(Address of principal executive offices, including zip code)

(781) 224-0880

(781) 224-4216 (fax)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

As disclosed in the Company’s Form 10-K for the year ended December 31, 2006, PDHC was served with a complaint (the “PDG Complaint”) on February 3, 2006 from PDG. PDHC and PDG are parties to the Service Agreement. The PDG Complaint was filed in the Fourth Judicial District of Hennepin County, Minnesota, court file number 27-CV-06-2500.

The PDG Complaint alleged certain breaches of the Service Agreement, violations of the Minnesota Dental Practice Act (unlawful practice of dentistry), violations of the Minnesota Franchise Act, fraud and misrepresentation, unjust enrichment, breach of fiduciary duty and the implied covenant of good faith and fair dealing, tortious interference with contract and prospective economic advantage and constructive trust and accounting. PDG sought to have the Service Agreement declared void or voidable, or to have the Service Agreement reformed by the Court. PDG also sought monetary damages in an unspecified amount and return of the “Park Dental” name to PDG. PDHC filed an answer to the PDG Complaint, asserted various affirmative defenses, and counterclaimed for breach of the Service Agreement, breach of implied covenant of good faith and fair dealing, fraud and misrepresentation and tortious interference with employment relationships. PDHC sought to dismiss the PDG Complaint with prejudice, and recover compensatory damages, interest, and costs and attorneys’ fees.

In January 2007, PDHC filed a motion for summary judgment seeking to have several of PDG’s claims dismissed before trial, including the claim that the Service Agreement is void or voidable. On June 12, 2007, the Court issued its decision on PDHC’s motion for summary judgment. The Court dismissed PDG’s claim that the Service Agreement is illegal and should be voided as a matter of public policy. In addition, the Court dismissed PDG’s claims for violation of the Minnesota Franchise Act, unjust enrichment and tortious interference with PDG’s relationships with certain of its former dentists. The Court denied PDHC’s motion to dismiss PDG’s claims for breach of the implied covenant of good faith and fair dealing and fraud and misrepresentation, finding disputed issues of material fact to be resolved at trial.

Prior to the Court rendering its decision on PDHC’s motion for summary judgment, on March 28, 2007, PDHC received a notice of termination of the Service Agreement from PDG, stating an effective date of December 31, 2007. PDHC disputed that PDG had properly terminated the Service Agreement, and PDHC filed a motion with the Court for leave to amend PDHC’s counterclaims in the PDG Complaint to include additional claims with respect to the termination of the Service Agreement by PDG. The Court denied PDHC’s motion. On June 21, 2007, PDHC commenced a lawsuit (“PDHC Complaint”), court file no. 27-CV-07-13030, against PDG in the same Court alleging breach of contract and the implied covenant of good faith and fair dealing based upon PDG’s termination of the Service Agreement and seeking a declaratory judgment and monetary damages.

The trial with respect to the PDG Complaint was scheduled to begin on July 5, 2007. However, on that date, the Court postponed and rescheduled the trial for both the PDG Complaint and the PDHC Complaint until November 13, 2007, in the interest of judicial efficiency.

PDG filed its answer and counterclaims to the PDHC Complaint on July 23, 2007. PDG asserted various affirmative defenses and added the Company to the case as a third-party defendant. PDG also counterclaimed against PDHC for breach of contract, breach of the implied covenant of good faith and fair dealing, breach of fiduciary duty, conversion, trespass to chattels and replevin, and against both PDHC and the Company for unfair competition, tortious interference with contract or business expectancy, breach of fiduciary duty, defamation, unfair dealing, lender liability and civil conspiracy.

On August 2, 2007, PDHC filed its reply to PDG’s counterclaims and the Company filed its answer to PDG’s claims (with respect to the PDHC Complaint). Each has asserted various affirmative defenses to PDG’s claims, and the Company also asserted counterclaims against PDG for unfair competition, misappropriation of trade secrets and common law breach of confidentiality.

On October 9, 2007 and October 16, 2007, the Court issued orders with respect to certain motions filed by the parties. Specifically, the Court denied PDG’s motion for a temporary injunction to provide time for PDG to transition to new dental facilities. In particular, the Court denied PDG’s requests to (i) require

PDHC to continue providing services under the Service Agreement after December 31, 2007 and until September 30, 2008, (ii) preclude PDHC from excluding PDG doctors from Park Dental dental facilities after December 31, 2007 and (iii) preclude PDHC and the Company from recruiting dentists for another affiliated professional corporation. The Court also granted PDHC’s motion to dismiss its request for declaratory judgment that PDG was obligated to perform the Service Agreement after December 31, 2007. The Court granted PDG’s motion to amend its complaint to add punitive damages to the relief sought with respect to PDG’s claims of breach of fiduciary duty, tortious interference with contract or business expectancy and defamation. The Court granted PDHC’s motion for summary judgment with respect to PDG’s claims of conversion, trespass to chattels and replevin. The Court also granted in part and denied in part PDHC’s motion for summary judgment on PDG’s claims for defamation. Finally, the Court denied PDHC’s motion for summary judgment on PDG’s claims of unfair competition/tortious interference with contract or business expectancy, breach of fiduciary duty/unfair dealing/lender liability/good faith and fair dealing, and civil conspiracy.

On December 12, 2007, the jury found PDHC or the Company liable for breach of the service agreement and awarded compensatory damages of $9,413,397, breach of implied covenant of good faith and fair dealing and awarded compensatory damages of $11,500,000, breach of fiduciary duty and awarded compensatory damages of $200,000, tortious interference with contract or prospective advantage and awarded compensatory damages of $67,000,000 and defamation and awarded compensatory damages of $177,250, with aggregate compensatory damages of $88,290,647. The jury found that PDHC and the Company were not liable on the remaining claims made by PDG. The jury found that PDG was not liable on any of the claims made by PDHC or the Company.

On December 13, 2007, the jury awarded PDG punitive damages in the aggregate amount of $42,250,000 with respect to the claim of tortious interference with contract and prospective advantage.

On December 13, 2007, the Court ordered the parties to engage in mediation, which is expected to commence on December 14, 2007.

For the year ended December 31, 2006 and the nine months ended September 30, 2007, revenues generated from our Service Agreement at Park Dental represented 29% and 24% of our consolidated net revenues, respectively.

ITEM 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release dated December 13, 2007 regarding the jury’s verdict with respect to liability and compensatory damages in the PDG Litigation.

99.2	Press release dated December 13, 2007 regarding Court-ordered mediation and the jury’s verdict with respect to punitive damages in the PDG Litigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.

December 13, 2007	/s/ Breht T. Feigh
Breht T. Feigh
Executive Vice President, Chief
Financial Officer and Treasurer
(principal financial officer)